As filed with the Securities and Exchange Commission on December 9, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEMPLE-INLAND INC.
(Exact name of registrant as specified in its charter)

Delaware	75-1903917
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(512) 434-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
C. Morris Davis, Esq.
Temple-Inland Inc.
1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(512) 434-5800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Amount to be registered/
Proposed maximum offering price per unit/
Title of each class of	Proposed maximum aggregate offering price/
securities to be registered	Amount of registration fee
Debt Securities
Common Stock, $1.00 par value per share(2)
Preferred Stock, $1.00 par value per share	(1)
Depositary Shares(3)
Warrants
Subscription Rights to purchase Common Shares or Preferred Shares
Stock Purchase Contracts
Stock Purchase Units

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)	Each share of common stock includes an associated right to purchase preferred stock (“right”). Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the common stock. See “Description of Common Stock — Stockholder Rights Plan.”

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights to Purchase Common Shares or Preferred Shares
Stock Purchase Contracts
Stock Purchase Units

     This prospectus describes some of the general terms that may apply to securities that we may issue and sell at various times. Please note that:
•	Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each issuance of securities. The prospectus supplements and other offering material may also add, update or change information contained in this prospectus.

•	You should read this prospectus and any prospectus supplements or other offering material filed or provided by us carefully before you decide to invest.

•	Investing in our securities involves risk. See “Risk Factors” on page 1.

•	We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.
     Our common stock is listed on the New York Stock Exchange under the symbol “TIN.” Any common stock that we may sell pursuant to this prospectus will be listed on the New York Stock Exchange upon official notice of issuance. If we decide to seek a listing of any other securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.
     Our principal office is located at 1300 MoPac Expressway South, 3rd Floor, Austin, Texas 78746. Our telephone number is (512) 434-5800.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of any of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2008.

          You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

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ABOUT THIS PROSPECTUS
          This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, which we may refer to as the SEC or the Commission. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.
          This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, which we may refer to as the Exchange Act, and, therefore, file reports and other information with the Commission. Our file number with the Commission is 001-08634. Statements contained in this prospectus and any accompanying prospectus supplement or other offering material about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material is accurate as of any date other than the date on the front of each document.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement and our other filings are available over the Internet at the Commission’s worldwide web site at http://www.sec.gov and at our web site at http://www.templeinland.com. You may also read and copy any document that we file, including the registration statement, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.
          You may call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.
          In addition, our common stock is listed on the New York Stock Exchange, and reports and other information concerning us may also be inspected at its offices at 20 Broad Street, New York, New York 10005. Our common stock’s ticker symbol is “TIN.”
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
          Accordingly, we incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):
•	our annual report on Form 10-K for the fiscal year ended December 29, 2007;

•	our definitive proxy statement dated March 25, 2008;

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 29, June 28, and September 27, 2008;

•	our current reports on Form 8-K filed with the SEC on December 31, 2007 and May 5, June 2, and November 10, 2008;

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•	The description of our common stock, which is registered under Section 12 of the Exchange Act , contained in the Registration Statement on Form 8-A filed with the Commission on December 7, 1983, which incorporates by reference the description of our common stock contained in the Registration Statement on Form S-1 (No. 33-7091) under the heading “Description of Common Stock,” including any amendment or report filed for the purpose of updating such description; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.
          We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct written or oral requests for such copies to: Temple-Inland Inc., 1300 MoPac Expressway South, 3rd Floor, Austin, Texas 78746, Attention: Corporate Secretary, Telephone (512) 434-5800.
FORWARD-LOOKING STATEMENTS
          This prospectus contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “likely,” “intend,” “may,” “plan,” “expect,” and similar expressions, including references to assumptions. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties. A variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to:
•	general economic, market or business conditions;

•	the opportunities (or lack thereof) that may be presented to us and that we may pursue;

•	fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight;

•	changes in interest rates;

•	current conditions in financial markets could adversely affect our ability to finance our operations;

•	demand for new housing;

•	accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, and contingency reserves;

•	competitive actions by other companies;

•	changes in laws or regulations;

•	our ability to execute certain strategic and business improvement initiatives;

•	the accuracy of certain judgments and estimates concerning the integration of acquired operations; and

•	other factors, many of which are beyond our control.
          Our actual results, performance, or achievement probably will differ from those expressed in, or implied by, these forward-looking statements, and accordingly, we can give no assurances that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. In view of these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this prospectus to reflect the occurrence of events after the date of this prospectus.

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ABOUT TEMPLE-INLAND INC.
          We are a holding company that, through our subsidiaries, operates two business segments:
     Corrugated packaging: Our vertically integrated corrugated packaging segment includes:
•	seven mills, and

•	63 converting facilities.
     Building products: Our building products segment manufactures a wide range of building products, including:
•	lumber,

•	gypsum wallboard,

•	particleboard,

•	medium density fiberboard (or MDF), and

•	fiberboard.
          For additional information regarding our business, we refer you to our filings with the SEC incorporated in this prospectus by reference. Please read “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
RISK FACTORS
          Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in any applicable prospectus supplement, together with all the other information contained in any prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 29, 2007, as updated by the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Reports on Form 10-Q for the quarters ended March 29, 2008; June 28, 2008; and September 27, 2008, each of which are incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks, uncertainties and assumptions we have described are not the only ones facing us. Additional risks, uncertainties and assumptions not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.
USE OF PROCEEDS
          Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes.
RATIO OF EARNINGS TO FIXED CHARGES
          The table below sets forth the ratio of earnings to fixed charges of Temple-Inland computed on a consolidated basis for each of the periods indicated.

	First Nine
	Months	For the Year
	2008	2007	2006	2005	2004	2003

Ratio of Earnings to Fixed Charges	0.87	16.39	4.03	1.16	1.11	(1)

(1)	Earnings were insufficient to cover fixed charges by $144 million in fiscal year 2003.

          For purposes of computing these ratios, earnings consist of earnings from continuing operations before income taxes and fixed charges, and fixed charges consist of all interest and an estimated 15 percent interest component of rent expense.
          We have not issued to date any preferred stock. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios shown above.
DESCRIPTION OF THE SECURITIES WE MAY OFFER
          We may issue from time to time, in one or more offerings the following securities:
•	debt securities, which may be senior or subordinated;

•	shares of common stock;

•	shares of preferred stock;

•	depositary securities;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	subscription rights to purchase common shares or preferred shares

•	stock purchase contracts; and

•	stock purchase units.
          This prospectus contains a summary of the material general terms that may apply to the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement and other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement and other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. Please read “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” to find out how you can obtain a copy of those documents.
          The terms of the offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.
DESCRIPTION OF DEBT SECURITIES
          We may offer debt securities that constitute either our senior or subordinated debt. We will issue any senior debt securities under the senior debt indenture between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee, dated as of September 1, 1986, as amended by the first supplemental indenture, dated as of April 15, 1988, the second supplemental indenture, dated as of December 27, 1990, and the third supplemental indenture, dated as of May 9, 1991. We will issue any debt securities that will be subordinated debt under a subordinated debt indenture to be entered into between us and JPMorgan Chase Bank, N.A., as trustee. This prospectus refers to each of the senior debt indenture and the subordinated debt indenture individually as the “indenture” and collectively as the “indentures.” This prospectus refers to JPMorgan Chase Bank, N.A. as the “trustee.” We have filed the indentures as exhibits to the registration statement.
          The following summaries of certain provisions of the indentures and the debt securities are not complete and these summaries are subject to the detailed provisions of the applicable indenture. For a full description of these provisions, including the definitions of certain terms used in this prospectus, and for other information regarding the debt securities, see the indentures. Wherever this prospectus refers to particular sections or defined terms of the applicable indenture, these sections or defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by such reference. The indentures are substantially identical, except for the provisions relating to subordination and limitation on liens. Please read “— Subordinated Debt” and “— Certain Covenants.”
          The specific terms of any series of debt securities that we may offer will be described in a related prospectus supplement and other offering material.
General Terms of the Debt Securities
          Neither of the indentures limits the amount of debt securities, debentures, notes, or other evidences of indebtedness that we may issue. The debt securities will be our unsecured senior or subordinated obligations. We are a holding company that conducts all of our operations through our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that Temple-Inland may itself be a creditor with recognized claims against the subsidiary. Our ability to pay principal and interest on the debt securities is, to a large extent, dependent upon dividends or other payments to us from our subsidiaries.
          The indentures provide that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. Special U.S. federal income tax considerations applicable to any debt securities denominated and payable in a foreign currency may be described in the relevant prospectus supplement or other offering material.
Senior Debt
          We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and ratably with all of our other unsecured and unsubordinated debt.
Subordinated Debt
          We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our “senior indebtedness.” The subordinated debt indenture defines “senior indebtedness” as obligations (i.e., principal, interest and a premium, if any) of, or guaranteed or assumed by, Temple-Inland for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, and amendments, renewals, extensions, modifications, and refunding of any such indebtedness or obligations, whether outstanding on the date of this prospectus or thereafter created, incurred, assumed or guaranteed, unless expressly provided that such indebtedness is not senior or prior in right of payment to subordinated debt. “Senior indebtedness” does not include nonrecourse obligations, the subordinated debt securities, or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.
          In general, upon the occurrence of certain events, the holders of all senior indebtedness are entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, assignment for the benefit of creditors, liquidation, reorganization, or other similar proceedings, involving us or a substantial part of our property;

•	a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness that permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. This type of an event of default must have continued beyond the period of grace, if any, provided for this type of an event of default under the senior indebtedness, and this type of an event of default must not have been cured or waived or have ceased to exist; or

•	the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the subordinated debt indenture. This declaration must not have been rescinded and annulled as provided in the subordinated debt indenture.
Conversion or Exchange of Debt Securities
          The applicable prospectus supplement and other offering material will describe the terms, if any, on which a series of debt securities may be converted or exchanged into our common stock or preferred stock or depositary shares. These terms will include whether the conversion or exchange is mandatory, is at our option or is at the option of the holder. We will also describe in the applicable prospectus supplement and other offering material how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price, any other terms related to conversion and any anti-dilution protections.
Registered Global Securities
          We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement or other offering material relating to such series. We will then issue one or more registered global securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:
•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or any nominee to a successor of the depositary or a nominee of the successor.
          The prospectus supplement and other offering material relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of the debt securities to be represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements.
          Upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as “participants.” Any underwriters or agents participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to own beneficial interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold interests through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

          So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the applicable indenture.
Payment of Principal and Interest on Registered Global Securities
          We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Temple-Inland, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:
•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security; or

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests.
          We expect that the depositary, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” We also expect that this payout will be the responsibility of participants.
Exchange of Registered Global Securities
          We will issue debt securities in definitive form in exchange for the registered global security if:
•	the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary; and

•	we do not appoint a successor depositary within 90 days.
          In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of a series in definitive form in exchange for the registered global security or securities representing these debt securities.
Certain Covenants
          The indentures contain certain covenants, including those summarized below, that will be applicable (unless waived or amended) so long as any of the debt securities are outstanding.
          Definitions. Certain defined terms used in the indentures are summarized as follows:
          “Attributable Debt” means, at the time of determination, the present value (discounted at the interest rate, compounded semi-annually, equal to the weighted average Yield to Maturity (as defined in the applicable indenture) of the debt securities then outstanding under the applicable indenture, such average being weighted by the principal amount of the debt securities of each series or, in the case of Original Issue Discount Securities, such amount to be determined as provided in the definition of “Outstanding”) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended) entered into in connection with a Sale and Leaseback Transaction (as defined below).
          “Debt” means indebtedness for money borrowed.
          “Funded Debt” means Debt that by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such Debt.
          “Mortgage” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.
          “Principal Manufacturing Facility” means any linerboard, corrugating medium, paperboard, paper or pulp mill, or any paper converting plant of Temple-Inland or any Subsidiary that is located within the United States of America, other than any such mill or plant or portion thereof (i) that is financed by obligations issued by a State, a territory or a possession of the United States of America, or any political subdivisions of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of issuance of such obligations or (ii) that, in the opinion of the board of directors of Temple-Inland, is not of material importance to the total business conducted by Temple-Inland and its Subsidiaries as an entirety.
          “Subsidiary” of Temple-Inland means any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by Temple-Inland or by one or more of its Subsidiaries, or both.
          “Timberlands” means, at any time, property in the United States of America that contains standing timber which is, or upon completion of a growth cycle then in process is expected to become, of a commercial quantity and of merchantable quality.
          Limitations on Liens. We will not, nor will we permit any of our Subsidiaries to, issue, assume, or guarantee any Debt that is secured by a Mortgage upon any Timberlands or Principal Manufacturing Facility, now owned or later acquired, without providing that the debt securities (together with, at our option, any of our other indebtedness ranking equally with the debt securities) shall be secured equally and ratably with (or prior to) such Debt. These restrictions shall not apply to:
•	Mortgages on any property acquired, constructed, or improved by us or any of our Subsidiaries that are created or assumed within 180 days after such acquisition (or, in the case of property constructed or improved, after the completion and commencement of commercial operation of the property, whichever is later) to secure or provide for the payment of the purchase price or cost of the construction or improvements, or existing Mortgages on property acquired, provided that such Mortgages shall not apply to any property previously owned by us or any of our Subsidiaries other than unimproved real property;

•	Mortgages on any property acquired from a corporation that is merged with or into us or one of our Subsidiaries or Mortgages outstanding at the time any corporation becomes one of our Subsidiaries;

•	Mortgages in favor of us or any of our Subsidiaries; or

•	any extension, renewal or replacement, in whole or in part, of any Mortgage referred to in the clauses above; provided that the amount of Debt secured by the Mortgage is not increased.
          The following types of transactions, among others, shall not be deemed to create Debt secured by a Mortgage:

•	the Mortgage, sale, or other transfer of timber in connection with an arrangement under which we or one of our Subsidiaries are obligated to cut such timber in order to provide the mortgagee or transferee with a specified amount of money, however determined; and

•	Mortgages in favor of governmental bodies of the United States or any state thereof to secure advance, progress, or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Mortgages.
          We or any of our Subsidiaries may, however, without securing the debt securities, issue, assume, or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such Debt and the Attributable Debt in respect of Sale and Leaseback Transactions (as defined below) (other than Sale or Leaseback Transactions the proceeds of which have been applied to the retirement of debt securities or Funded Debt), does not at the time exceed 10% of the net tangible assets of Temple-Inland and its consolidated Subsidiaries as of the latest fiscal year.
          “Net tangible assets” is defined as the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of Temple-Inland and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.
          Limitation on Sale and Leaseback Transactions. We will not, nor will we permit any Subsidiary to, enter into any arrangement with any person providing for the leasing to us or a Subsidiary of any Timberlands or any Principal Manufacturing Facility (except for temporary leases for a term of not more than three years), which property has been owned and, in the case of any such Principal Manufacturing Facility, has been placed in commercial operation for more than 180 days by us or such Subsidiary and has been or is to be sold or transferred by us or such Subsidiary to such person (referred to as a “Sale and Leaseback Transaction”), unless either:
•	we or the Subsidiary would be entitled to incur Debt secured by a Mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the debt securities; or

•	we will apply an amount equal to the fair value (as determined by our board of directors) of the property so leased to the retirement, within 180 days of the effective date of any such Sale and Leaseback Transaction, of debt securities or Funded Debt of ours that ranks on a parity with the debt securities.
          Limitation on Debt of Subsidiaries. We will not permit any Subsidiary to issue, assume, or guarantee any Debt except for:
•	Debt secured by a Mortgage permitted as described under “Limitations on Liens” above;

•	Debt of a corporation existing at the time the corporation is merged into or consolidated with, or disposes of all or substantially all of its properties (or those of one of its divisions) to, a Subsidiary;

•	Debt of a corporation existing at the time the corporation first becomes a Subsidiary;

•	Debt to, or held by, us or one of our Subsidiaries;

•	Debt existing on the date of the indenture;

•	Debt created in connection with, or with a view to, compliance by the Subsidiary with the requirements of any program adopted by any federal, state, or local governmental authority and applicable to the Subsidiary and providing financial or tax benefits to the Subsidiary that are not available directly to us;

•	Debt incurred to pay all or any part of the purchase price or cost of construction of property (or additions, substantial repairs, alterations, or substantial improvements to the property) or equipment; provided such Debt is incurred within one year of the acquisition or completion of construction (or addition, repair, alteration, or improvement) and full operation of such property; provided, further, in respect of such additions, substantial repairs, alterations, or substantial improvements, that the amount of such Debt may not exceed the expense incurred to construct such additions, repairs, alterations, or improvements;

•	Debt to a public entity on which the interest payments are exempt from federal income tax under Section 103 of the Internal Revenue Code (or any successor to such provision); and

•	any extension, renewal, or replacement of any Debt referred to above, provided that the amount of Debt issued is not increased.
          Notwithstanding these restrictions, any Subsidiary may issue, assume, or guarantee Debt that would otherwise be subject to these restrictions in an aggregate principal amount that, together with all other Debt of our Subsidiaries that would otherwise be subject to the foregoing restrictions, does not at any one time exceed 10% of the net tangible assets of Temple-Inland and its consolidated Subsidiaries as of the latest fiscal year.
Consolidation, Merger, Sale, or Conveyance
          The indentures provide that we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person, unless:
•	the successor corporation is a corporation organized and existing under the laws of the United States or any state or the District of Columbia, that expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any interest on, all the debt securities and the performance of every covenant in the indentures to be performed or observed by us;

•	immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, or transfer and the supplemental indentures comply with these provisions.
          In case of any such consolidation, merger, conveyance, or transfer, the successor corporation will succeed to, and be substituted for, Temple-Inland under the indentures, with the same effect as if it had been named in the indenture as Temple-Inland.
Events of Default
          Each indenture defines an “event of default” with respect to the debt securities of any series to mean any of the following:
(1)	failure to pay any interest on any of the debt securities when due for a continuous period of 30 days;

(2)	failure to pay the principal of, or any premium on, any of the debt securities at maturity;

(3)	acceleration of the maturity of, or failure to pay at maturity, any Funded Debt of Temple-Inland in excess of $10,000,000;

(4)	failure to make payment under any sinking or purchase fund or analogous obligation due under the terms of the debt securities;

(5)	failure to perform any of our covenants, or a breach of any of our warranties, contained in the indenture for the benefit of any of the debt securities, for a continuous period of 90 days after written notice has been given as specified in the indenture;

(6)	certain events of bankruptcy, insolvency, or reorganization affecting us; and

(7)	any other event of default provided in any supplemental indenture under which the debt securities are issued or in the form of security for the debt securities.
          A default under other indebtedness of ours will not necessarily be a default under either indenture, and a default under one series of debt securities under the indenture will not necessarily be a default under any other series of debt securities.
          The indentures provide that, if an event of default described in clauses (1), (2), (4), (5), or (7) above shall have occurred and be continuing with respect to any series of the debt securities (and if the event of default relates to clauses (5) or (7) and is with respect to less than all of the series of debt securities outstanding under such indenture), then either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of, and any interest accrued on, all outstanding debt securities of that series to be due and payable immediately. If an event of default described in clauses (5) or (7) (and if the event of default is with respect to all series of debt securities issued under such indenture) or (3) or (6) above shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all series of debt securities outstanding (treated as one class) may declare the principal amount of, and any interest accrued on, all series of the debt securities then outstanding to be due and payable immediately. After any acceleration, but before a judgment or decree based on that acceleration, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may, under certain circumstances, rescind and annul that acceleration if all events of default, other than the non-payment of accelerated principal or interest or other specified amount, have been cured or waived as provided in the indenture.
          The trustee must give to the holders of the debt securities of any series notice of all uncured defaults known to it with respect to the debt securities within 90 days after such a default occurs. In the case of a default in the payment of principal of, or any premium on, or any interest on, any of the debt securities of that series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of this notice is in the interests of the holders of the debt securities of the applicable series. Furthermore, for an event of default described in clause (5) above, no notice will be given to the holders of the debt securities of that series until at least 90 days after the event.
          No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy provided by the indenture, unless:
•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and those holders have offered reasonable indemnity, to the trustee to institute the proceeding in respect of the event of default; and

•	the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, within 60 days after that notice.
          The holders of a majority in aggregate principal amount of the debt securities then outstanding under the applicable indenture will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. If an event of default occurs and is continuing, the trustee, in exercising its rights and powers, will be required to use the degree of care of a prudent person in the conduct of such person’s own affairs. The trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of those funds, or adequate indemnity against that risk or liability, is reasonably assured to it.

          We must furnish to the trustee, within 120 days after the end of each fiscal year, a brief certificate of our compliance with all of the conditions and covenants under the applicable indenture.
Modification of the Indentures
          With some exceptions, the indentures or the rights of the holders of the debt securities may be modified by us and the applicable trustee with the consent of the holders of a majority in aggregate principal amount of each series then outstanding affected by the modification. We may not make any of the following modifications without the unanimous consent of the holders:
•	change the maturity of principal of, or any installment of interest on, any security, or reduce the principal amount of or interest on any debt security, or change the method of computing the amount of principal of or interest on the debt security on any date or change any place of payment where, or the coin or currency in which, any debt security or interest on the debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after its maturity;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with specific provisions of the applicable indenture or specific defaults under the applicable indenture and their consequences; or

•	modify any of the provisions of specific sections of the applicable indenture, including the provisions summarized in this paragraph, except to increase any relevant percentage of holders or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected.
Defeasance
          We will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities by:
•	depositing with the trustee:
•	an amount of funds sufficient to pay and discharge the entire indebtedness on all debt securities for principal and interest; or

•	such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government of the United States as will, together with the income to accrue on them without consideration of any reinvestment, be sufficient to pay and discharge the entire indebtedness on all debt securities for principal and interest; and
•	satisfying certain other conditions precedent specified in the indentures.
          In the event of any such defeasance, holders of debt securities would be able to look only to that trust fund for payment of principal of, and any interest on, their debt securities. To exercise the defeasance option, we, in addition to satisfying certain other conditions precedent specified in the indentures, are required to deliver to the trustee an opinion of counsel to the effect that the deposit of funds or obligations described above and related defeasance would not cause the holders of debt securities to recognize income, gain or loss for federal income tax purposes. This opinion of counsel must be accompanied by a ruling to that effect received from, or published by, the United States Internal Revenue Service.
Governing Law
          Each of the indentures provides that it and any debt securities issued thereunder are governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act otherwise applies.

Concerning the Trustee
          We may maintain customary banking relationships with JPMorgan Chase Bank, N.A., the trustee under the indentures, in the ordinary course of business.
          If an event of default, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, occurs the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act with respect to debt securities offered under the senior debt indenture and any offered under the subordinated debt indenture. In such case, the trustee may be required to resign as trustee under either the senior debt indenture or the subordinated debt indenture and we would be required to appoint a successor trustee.
          At any time, the trustee under either indenture may resign or be removed by the holders of at least a majority in principal amount of any series of the outstanding debt securities of that indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the indenture.
DESCRIPTION OF COMMON STOCK
          The following description of certain terms of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated by-laws, and the applicable provisions of the General Corporation Law of the State of Delaware. For more information on how you can obtain our certificate of incorporation and by-laws, see “Where You Can Find More Information.” We urge you to read our certificate of incorporation and by-laws in their entirety.
          Our amended and restated certificate of incorporation provides that we have authority to issue up to 200,000,000 shares of common stock. The outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are not entitled to preemptive or redemption rights, and shares of our common stock are not convertible into shares of any other class of capital stock. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Dividends
          Except for any preferential rights of holders of any preferred stock that may then be issued and outstanding and any other class or series of stock having a preference over the common stock, holders of our common stock are entitled to receive dividends, when declared by our board of directors, from legally available funds.
Voting Rights
          Each holder of shares of our common stock is entitled to attend all special and annual meetings of our stockholders. The holders of our common stock have one vote for each share held on all matters voted upon by our stockholders, including the election of directors.
Rights Upon Liquidation
          In the event of our voluntary or involuntary liquidation, dissolution, or winding up, after the full preferential amounts are paid or set apart for payment to the holders of the preferred stock and any other class or series of stock having a preference over the common stock, the holders of our common stock will be entitled to receive all the remaining assets available for distribution ratably in proportion to the number of shares held by each.
Provisions with Possible Anti-Takeover Effects
          Various provisions of the Delaware General Corporation Law and our certificate of incorporation and by-laws, as well as the stockholder rights plan adopted by us and described below, may make more difficult the acquisition of control of Temple-Inland by means of a tender offer, open market purchases, a proxy fight or other means that are not approved by our board of directors.

Charter and By-law Provisions
          We currently have the following provisions in our certificate of incorporation or by-laws that could be considered to be “anti-takeover” provisions:
•	an article in our certificate of incorporation and an article in our by-laws providing for a classified board of directors divided into three classes, one of which is elected for a three-year term at each annual meeting of stockholders;

•	an article in our certificate of incorporation providing that stockholder action must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders;

•	an article in our certificate of incorporation providing that special meetings of the stockholders may be called only by the chairman of our board of directors or our secretary at the request in writing of a majority of our entire board of directors;

•	Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation, which our certificate of incorporation does not authorize;

•	an article in our certificate of incorporation providing that directors cannot be removed except for cause and by the affirmative vote of a majority of the then-outstanding shares of all classes and series of stock entitled to vote in the election of directors (as used herein, “voting stock”);

•	a by-law requiring stockholders to provide prior notice of nominations for election to the board of directors or for proposing matters that can be acted upon at stockholders’ meetings.
Business Combinations under Delaware Law
          We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person became an interested stockholder unless:
•	before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding stock held by persons who are both directors and officers or by certain employee stock plans); or

•	on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock (excluding shares held by the interested stockholder).
          A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
Stockholder Rights Plan
          On February 20, 1999, we entered into a rights agreement with Computershare Trust Company, N.A. (as successor to First Chicago Trust Company of New York), as rights agent, which currently provides for a dividend distribution of one-quarter of a right for each outstanding share of our common stock. The rights trade automatically with shares of common stock and become exchangeable only under the circumstances described below. The rights are designed to protect the interests of Temple-Inland and our stockholders against coercive takeover tactics. The purpose of the rights is to encourage potential acquirers to negotiate with our board of directors prior to attempting a takeover and to provide the board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The rights may have anti-takeover effects. The rights should not, however, interfere with any merger or other business combination approved by our board of directors.
          Until a right is exercised, the right does not entitle the holder to additional rights as a stockholder, including, without limitation, the right to vote or to receive dividends. Upon becoming exercisable, each right entitles its holders to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise or purchase price of $200 per right, subject to adjustment. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock entitles the holder to receive quarterly dividends payable in cash of an amount per share equal to the greater of:
•	$1.00, or 100 times the aggregate per share amount of all cash dividends; plus

•	100 times the aggregate per share amount of all non-cash dividends or other distribution, other than a dividend payable in shares of common stock, declared on our common stock during the period immediately preceding the quarterly dividend period.
          The dividends on the Junior Participating Preferred Stock are cumulative. Holders of Junior Participating Preferred Stock have voting rights entitling them to 100 votes per share on all matters submitted to a vote of our stockholders.
          In general, the rights will not be exercisable until the distribution date, which is the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of our outstanding shares of common stock, or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of our outstanding shares of common stock. Below we refer to the person or group acquiring at least 20% of our common stock as an acquiring person.
          Upon the occurrence of certain events set forth in the rights agreement, including: (i) that a person or group becomes the beneficial owner of 25% or more of our outstanding common stock (other than pursuant to an offer for all outstanding shares of our common stock that at least a majority of the members of our board of directors who are not officers of Temple-Inland and who are not representatives, nominees, affiliates or associates of an acquiring person determines to be fair and otherwise in the best interests of Temple-Inland and its stockholders), (ii) we become the surviving corporation in a merger with an acquiring person and our common stock is not changed or exchanged, (iii) an acquiring person engages in one or more self-dealing transactions as set forth in the rights agreement, or (iv) during such time as there is an acquiring person, an event occurs that results in the ownership interest of such acquiring person being increased by more than 1%, then each holder of a right will have the right to exercise and receive common stock having a value equal to two times the exercise price of the right. Any rights that are at any time beneficially owned by an acquiring person will be null and void and any holder of such right will be unable to exercise or transfer the right.
          In the event that someone becomes an acquiring person and either (i) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation or our common stock is changed or exchanged (other than a merger that follows an offer for all outstanding shares of our common stock that at least a majority of the members of our board of directors who are not officers of Temple-Inland and who are not representatives, nominees, affiliates or associates of an acquiring person determines to be fair and otherwise in the best interests of Temple-Inland and its stockholders), or (ii) more than 50% of our assets or earning power is sold or transferred, each right becomes exercisable and each right will entitle its holder to receive common stock of the acquiring company having a value equal to two times the exercise price of the right.
          The rights will expire at the close of business on February 20, 2009, unless redeemed before that time. At any time after the date of the rights agreement until 10 days following the stock acquisition date, as defined in the rights agreement, we may redeem the rights in whole, but not in part, at a price of $0.01 per right. Prior to the distribution date, we may amend the rights agreement in any respect (other than certain principal economic terms)

without the approval of the rights holders. However, after the distribution date, the provisions of the rights agreement may not be amended in any way that would adversely affect the holders of rights (other than any acquiring person or group) or cause the rights to again become redeemable. The Junior Participating Preferred Stock ranks junior to all other series of our preferred stock as to the payment of dividends and the distribution of assets unless the terms of any such other series specify otherwise.
          You should refer to the applicable provisions of the rights agreement, which is incorporated by reference as Exhibit 4.10 to this registration statement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of the rights agreement.
DESCRIPTION OF PREFERRED STOCK
          The following description discusses the general terms that may apply to the preferred stock that we may issue in the future to which any prospectus supplement or other offering material may relate. The prospectus supplement and other offering material relating to a particular series of preferred stock will describe certain other terms of such series of preferred stock. If so indicated in the prospectus supplement or other offering material relating to a particular series of preferred stock, the terms of any such series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in any related prospectus supplement or other offering material will not be complete and are qualified in their entirety by reference to our certificate of incorporation and to the certificate of designation relating to that series of preferred stock.
Authority of the Board to Issue Preferred Stock
          Under our certificate of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share, in one or more series. Our board of directors may authorize the issuance of preferred stock in one or more series and may fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. On the date of this prospectus, no shares of preferred stock were outstanding, but 1,000,000 shares of preferred stock, designated as Series A Junior Participating Preferred Stock, were authorized and reserved for issuance under the stockholder rights plan discussed above under “Description of Common Stock — Stockholder Rights Plan.”
          The preferred stock of each series will rank senior to the common stock and the Series A Junior Participating Preferred Stock in priority of payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of Temple-Inland, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled.
          Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
DESCRIPTION OF DEPOSITARY SHARES
          We may elect to offer fractional interests in shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock.
          The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement and other offering material relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

          The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement and other offering material.
          The description of a series of depositary shares in the related prospectus supplement and other offering material will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any applicable prospectus supplement and other offering material in their entirety.
Dividends and Other Distributions
          The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
          If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.
Redemption of Depositary Shares
          If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.
          After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
          Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement
          We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.
Charges of Depositary
          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
          The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.
Miscellaneous
          The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock. Neither the depositary nor Temple-Inland will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Temple-Inland and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and upon documents they believe to be genuine.
DESCRIPTION OF WARRANTS
          We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue any warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement and other offering material. The description in the applicable prospectus supplement and other offering material will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any applicable prospectus supplement and other offering material in their entirety. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Exercise of Warrants
          Each warrant will entitle the holder of warrants to purchase for cash the designated amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement and other offering material for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement and other offering material relating to the warrants, unless otherwise specified in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement and other offering material relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement and other offering material, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
DESCRIPTION OF SUBSCRIPTION RIGHTS
          We may issue subscription rights to purchase common shares or preferred shares. These subscription rights may be issued independently or together with any other offered securities and may or may not be transferable by the person receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed after such offering.
          The following description of subscription rights provides certain general terms and provisions of subscription rights that we may offer. Certain other terms of any subscription rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any subscription rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement and other offering material in their entirety.
General
          Reference is made to the applicable prospectus supplement for the terms of the subscription rights to be offered, including (where applicable):
•	the price, if any, for the subscription rights;

•	the exercise price payable for each common share or preferred share upon the exercise of the subscription rights;

•	the number of subscription rights issued;

•	the number and terms of the common shares or preferred shares which may be purchased per subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
          We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.
          The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.
          The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.
          The applicable prospectus supplement and other offering material will describe the terms of the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement and other offering material. The descriptions in the prospectus supplement or other offering material will only be summaries and will be qualified in their entirety by reference to the applicable stock purchase contracts and the collateral or depositary arrangements, if any, relating to the stock purchase contracts or stock purchase units, each of which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any these documents if we offer stock purchase contracts or stock purchase units, see “Where You Can Find More Information.” We urge you to read these documents and any applicable prospectus supplement and other offering material in their entirety.
LEGAL MATTERS
          C. Morris Davis, our General Counsel, will pass upon certain legal matters for us in connection with the securities offered by this prospectus. As of December 9, 2008, Mr. Davis beneficially owned approximately 76,151 shares of our common stock, including options exercisable within 60 days to purchase 39,543 shares of common stock. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement and other offering material, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.
EXPERTS
          Our consolidated financial statements included in our Annual Report (Form 10-K) for the year ended December 29, 2007, and the effectiveness of our internal control over financial reporting as of December 29, 2007, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

SEC Registration fee	$	*
Printing expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Transfer Agent and Registrar, Trustee and Depositary fees		**
Miscellaneous expenses		**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), Article X of Temple-Inland’s Certificate of Incorporation provides that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except, to the extent provided by applicable law, for liability (i) for any breach of such director’s duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases, or (iv) for any transaction from which such director derived an improper personal benefit.
          Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.
          Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          Section 145 of the DGCL further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
          Article VI of Temple-Inland’s By-laws generally provides that, subject to certain limitations, each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of Temple-Inland) by reason of the fact that such person is or was a director, officer, or employee of Temple-Inland, or is or was a director, officer, or employee of Temple-Inland or any direct or indirect wholly-owned subsidiary of Temple-Inland serving at the request of the corporation as a director, officer, employee, or agent of any such subsidiary or another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the corporation, to the full extent authorized by the DGCL, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Temple-Inland (and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful) except that, with respect to actions brought by or in the right of Temple-Inland, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Temple-Inland, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Article VI provides that Temple-Inland may pay the expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to Temple-Inland of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay such amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under Article VI.
          Both the DGCL and Article VI of Temple-Inland’s By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Temple-Inland has entered into Indemnification Agreements with each of its directors that are intended to assure the directors that they will be indemnified to the fullest extent permitted by Delaware law.
          Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. Under an insurance policy maintained by Temple-Inland, Temple-Inland is insured for certain amounts that it may be obligated to pay directors and officers by way of indemnity, and each such director and officer is insured against certain losses that he may incur by reason of his being a director or officer and for which he is not indemnified by Temple-Inland.
          Pursuant to the terms of the underwriting agreements filed as exhibits to this registration statement, the underwriters will agree to indemnify the directors and officers of Temple-Inland against certain liabilities that might arise out of or are based upon certain information furnished to Temple-Inland by any such underwriter.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, or persons controlling Temple-Inland pursuant to the foregoing provisions, Temple-Inland has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

1.1	Form of Underwriting Agreement with respect to the Debt Securities.**
1.2	Form of Underwriting Agreement with respect to Common Stock.**
1.3	Form of Underwriting Agreement with respect to Preferred Stock.**
1.4	Form of Underwriting Agreement with respect to Depositary Shares.**
1.5	Form of Underwriting Agreement with respect to Stock Purchase Contracts.**
1.6	Form of Underwriting Agreement with respect to Stock Purchase Units.**
1.7	Form of Underwriting Agreement with respect to Subscription Rights.**
1.8	Form of Underwriting Agreement with respect to Warrants.**
3.1	Amended and Restated Certificate of Incorporation of Temple-Inland (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the period ended June 30, 2007, filed with the Commission on August 7, 2007).
3.2	Amended and Restated By-laws of Temple-Inland (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q for the period ended June 30, 2007, filed with the Commission on August 7, 2007).
4.1	Indenture (including Form of Senior Debt Security), dated as of September 1, 1986, between Temple-Inland and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (the “Senior Notes Indenture”) (incorporated by reference to Exhibit 4.01 to registration statement on Form S-1, Registration No. 33-8362, filed with the Commission on August 29, 1986).
4.2	First Supplemental Indenture to the Senior Notes Indenture, dated as of April 15, 1988, between the Temple-Inland and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.02 to registration statement on Form S-3, Registration No. 33-20431, filed with the Commission on March 2, 1988).
4.3	Second Supplemental Indenture to the Senior Notes Indenture, dated as of December 27, 1990, between Temple-Inland and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.03 to Form 8-K, File No. 1-8634, filed with the Commission on December 27, 1990).
4.4	Third Supplemental Indenture to the Senior Notes Indenture, dated as of May 9, 1991, between Temple-Inland and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4 to Form 10-Q, File No. 1-8634, filed with the Commission on August 7, 1991).
4.5	Form of Indenture (including Form of Subordinated Debt Security) to be entered into between Temple-Inland and JPMorgan Chase Bank, N.A., as Trustee, with respect to Subordinated Debt Securities (incorporated by reference to Exhibit 4.5 to registration statement on Form S-3, Registration No. 333-84120, filed with the Commission on March 25, 2002).
4.6	Form of Specimen Common Stock Certificate of Temple-Inland (incorporated by reference to Exhibit 4.03 to registration statement on Form S-8, Registration No. 33-27286, filed with the Commission on March 2, 1989).
4.7	Form of Specimen Preferred Stock Certificate of Temple-Inland.**
4.8	Form of Certificate of Designation, Preferences and Rights of Preferred Stock of Temple-Inland.**
4.9	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Temple-Inland, dated February 16, 1989 (incorporated by reference to Exhibit 4.04 to Form 10-K, File No. 1-8634, filed with the Commission on March 21, 1989).
4.10	Rights Agreement, dated as of February 20, 1999, between Temple-Inland and Computershare Trust Company, N.A. (successor to First Chicago Trust Company of New York), as Rights Agent (incorporated by reference to Exhibit 1 to registration statement on Form 8A, File No. 1-8634, filed with the Commission on February 19, 1999).
4.11	Form of Stock Purchase Contract.**

4.12	Form of Stock Purchase Unit.**
4.13	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.**
4.14	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities.**
4.15	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Common Stock.**
4.16	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Preferred Stock.**
4.17	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Depositary Shares.**
4.18	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Contracts.**
4.19	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Units.**
4.20	Form of Subscription Rights Certificate.**
5	Opinion of counsel with respect to the legality of the securities being registered.*
12	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of counsel (included in Exhibit 5).*
24	Powers of Attorney (included in Signature Pages).
25.1	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. as Trustee under the Senior Notes Indenture.***
25.2	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. as Trustee under the Subordinated Notes Indenture.***

*	Filed herewith.

**	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
ITEM 17. UNDERTAKINGS.
          The undersigned Registrant hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
          (f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (g) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, office or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 9, 2008.

TEMPLE-INLAND INC.
By:	/s/ Doyle R. Simons
	Name:	Doyle R. Simons
	Title:	Chairman of the Board and Chief Executive Officer

POWERS OF ATTORNEY
          KNOWN ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint C. Morris Davis and Leslie K. O’Neal, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Doyle R. Simons Doyle R. Simons	Director, Chairman of the Board, and Chief Executive Officer	December 9, 2008

/s/ Randall D. Levy Randall D. Levy	Chief Financial Officer	December 9, 2008

/s/ Troy L. Hester Troy L. Hester	Principal Accounting Officer	December 9, 2008

/s/ Donald M. Carlton Donald M. Carlton	Director	December 9, 2008

/s/ Cassandra C. Carr Cassandra C. Carr	Director	December 9, 2008

/s/ E. Linn Draper, Jr. E. Linn Draper, Jr.	Director	December 9, 2008

/s/ Larry R. Faulkner Larry R. Faulkner	Director	December 9, 2008

/s/ Jeffrey M. Heller Jeffrey M. Heller	Director	December 9, 2008

/s/ J. Patrick Maley III J. Patrick Maley III	Director	December 9, 2008

/s/ W. Allen Reed W. Allen Reed	Director	December 9, 2008

/s/ Richard M. Smith Richard M. Smith	Director	December 9, 2008

/s/ Arthur Temple III Arthur Temple III	Director	December 9, 2008

/s/ R.A. Walker R.A. Walker	Director	December 9, 2008

EXHIBIT INDEX

1.1	Form of Underwriting Agreement with respect to the Debt Securities.**
1.2	Form of Underwriting Agreement with respect to Common Stock.**
1.3	Form of Underwriting Agreement with respect to Preferred Stock.**
1.4	Form of Underwriting Agreement with respect to Depositary Shares.**
1.5	Form of Underwriting Agreement with respect to Stock Purchase Contracts.**
1.6	Form of Underwriting Agreement with respect to Stock Purchase Units.**
1.7	Form of Underwriting Agreement with respect to Subscription Rights.**
1.8	Form of Underwriting Agreement with respect to Warrants.**
3.1	Amended and Restated Certificate of Incorporation of Temple-Inland (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the period ended June 30, 2007, filed with the Commission on August 7, 2007).
3.2	Amended and Restated By-laws of Temple-Inland (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q for the period ended June 30, 2007, filed with the Commission on August 7, 2007).
4.1	Indenture (including Form of Senior Debt Security), dated as of September 1, 1986, between Temple-Inland and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (the “Senior Notes Indenture”) (incorporated by reference to Exhibit 4.01 to registration statement on Form S-1, Registration No. 33-8362, filed with the Commission on August 29, 1986).
4.2	First Supplemental Indenture to the Senior Notes Indenture, dated as of April 15, 1988, between the Temple-Inland and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.02 to registration statement on Form S-3, Registration No. 33-20431, filed with the Commission on March 2, 1988).
4.3	Second Supplemental Indenture to the Senior Notes Indenture, dated as of December 27, 1990, between Temple-Inland and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4.03 to Form 8-K, File No. 1-8634, filed with the Commission on December 27, 1990).
4.4	Third Supplemental Indenture to the Senior Notes Indenture, dated as of May 9, 1991, between Temple-Inland and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference to Exhibit 4 to Form 10-Q, File No. 1-8634, filed with the Commission on August 7, 1991).
4.5	Form of Indenture (including Form of Subordinated Debt Security) to be entered into between Temple-Inland and JPMorgan Chase Bank, N.A., as Trustee, with respect to Subordinated Debt Securities (incorporated by reference to Exhibit 4.5 to registration statement on Form S-3, Registration No. 333-84120, filed with the Commission on March 25, 2002).
4.6	Form of Specimen Common Stock Certificate of Temple-Inland (incorporated by reference to Exhibit 4.03 to registration statement on Form S-8, Registration No. 33-27286, filed with the Commission on March 2, 1989).
4.7	Form of Specimen Preferred Stock Certificate of Temple-Inland.**
4.8	Form of Certificate of Designation, Preferences and Rights of Preferred Stock of Temple-Inland.**
4.9	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Temple-Inland, dated February 16, 1989 (incorporated by reference to Exhibit 4.04 to Form 10-K, File No. 1-8634, filed with the Commission on March 21, 1989).
4.10	Rights Agreement, dated as of February 20, 1999, between Temple-Inland and Computershare Trust Company, N.A. (successor to First Chicago Trust Company of New York), as Rights Agent (incorporated by reference to Exhibit 1 to registration statement on Form 8A, File No. 1-8634, filed with the Commission on February 19, 1999).
4.11	Form of Stock Purchase Contract.**
4.12	Form of Stock Purchase Unit.**
4.13	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.**
4.14	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities.**

4.15	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Common Stock.**
4.16	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Preferred Stock.**
4.17	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Depositary Shares.**
4.18	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Contracts.**
4.19	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Units.**
4.20	Form of Subscription Rights Certificate.**
5	Opinion of counsel with respect to the legality of the securities being registered.*
12	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of counsel (included in Exhibit 5).*
24	Powers of Attorney (included in Signature Pages).
25.1	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. as Trustee under the Senior Notes Indenture.***
25.2	Form T-1 Statement of Eligibility of JPMorgan Chase Bank, N.A. as Trustee under the Subordinated Notes Indenture.***

*	Filed herewith.

**	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.